

                                                                                               EXHIBIT 11

                                                    FURNITURE BRANDS INTERNATIONAL, INC.

                                          STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE
                                          ---------------------------------------------------------




                                                                            Three Months   Three Months
                                                                                   Ended          Ended
                                                                                March 31,      March 31,
                                                                                    1997           1996
        Primary:                                                            ------------   ------------

          Weighted average common shares outstanding during the period...     61,447,735     53,526,719

          Common shares issuable on exercise of stock options (1)........      1,368,368        842,656

          Common shares issuable on exercise of warrants (2).............        899,812      1,424,850
                                                                            ------------   ------------
          Weighted average common and common equivalent shares outstanding
           for primary calculation......................................      63,715,915     55,794,225
                                                                            ============   ============
        Fully diluted:

          Weighted average common and common equivalent shares outstanding
           for primary calculation.......................................     63,715,915     55,794,225

          Common shares issuable on exercise of stock options (3)........          9,249         29,828

          Common shares issuable on exercise of warrants (4).............          6,791        158,230
                                                                            ------------   ------------
          Weighted average common and common equivalent shares outstanding
           for fully diluted calculation.................................     63,731,955     55,982,283
                                                                            ============   ============



                                                                                  EXHIBIT 11 (CONTINUED)
                                      FURNITURE BRANDS INTERNATIONAL, INC.

                    NOTES TO STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE

     (1)  Includes common stock options, the exercise of which would result in dilution of net earnings per common share.  Such common stock options have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock option exercise price during the period.

     (2)  Includes common stock warrants, the exercise of which would result in dilution of net earnings per common share.  Such common stock warrants have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock warrant exercise price during the period.

     (3)  Additional common shares issuable resulting from the application of the same principles described in Note (1), except that the proceeds from assumed common stock options exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

     (4)  Additional common shares issuable resulting from the application of the same principles described in Note (2), except that the proceeds from assumed common stock warrants exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.
